SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              ATLANTIC ENERGY INC.
                (Name of Registrant as Specified In Its Charter)

                              ATLANTIC ENERGY INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:
       ..............................................................
    2) Aggregate number of securities to which transaction applies:
       ..............................................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11*
    4) Proposed maximum aggregate value of transaction:
       ..............................................................

- -----------
  * Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         ..............................................................
     (2) Form, Schedule or Registration Statement No.:
         ..............................................................
     (3) Filing Party:
         ..............................................................
     (4) Date Filed:
         ..............................................................
Notes:

                             ATLANTIC ENERGY, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

     The Annual Meeting of Shareholders of Atlantic Energy, Inc. ("Company") will be held in the Atlantic City Ballroom of Harrah's Casino Hotel, 1725 Brigantine Boulevard, Atlantic City, New Jersey, on Wednesday, April 26, 1995, at 3:00 p.m. for the following purposes:

          1. To elect a Board of Directors of ten members to hold office for one year and until their successors have been elected and qualified.

          2. To ratify the appointment of Deloitte & Touche as independent public accountants for the year ending December 31, 1995.

          3. To transact any other business as may properly come before the meeting, or any adjournments thereof.

     To assure your representation at the meeting, please sign, date and return your proxy card in the enclosed envelope which requires no postage if mailed in the United States. Directors and officers will be available to talk individually with shareholders before and after the meeting. IF YOU ARE UNABLE TO ATTEND, PLEASE PROMPTLY RETURN YOUR PROXY CARD SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                         By Order of the Board of Directors,


                                                          /s/ E. D. Huggard
                                                          E. D. Huggard
                                                          Chairman


March 15, 1995

                            PROXIES AND SOLICITATION

     This proxy statement and accompanying proxy card were first mailed to shareholders on or about March 15, 1995.

     Your proxy is solicited on behalf of the Board of Directors of the Company. If your executed proxy card is returned in advance of the meeting and is not revoked, the shares it represents will be voted in the manner directed. If no direction is given, your proxy will be voted for items 1 and 2. Your proxy may be revoked in writing prior to its exercise. Under New Jersey law, the presence at the meeting of a shareholder who has given a proxy does not revoke the proxy unless the shareholder files written notice of such revocation with the secretary of the meeting prior to the voting of the proxy.

     Other than the election of Directors, which requires a plurality of the votes cast, each matter to be submitted to the shareholders requires the affirmative vote of the majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only votes cast "for" or "against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

     The solicitation of proxies will be made at the expense of the Company. Proxies will be solicited primarily by mail and may be solicited personally and by telephone. The Company will reimburse banks and brokerage firms for their expenses in forwarding proxy material.


                               VOTING SECURITIES

     Record holders of Common Stock at the close of business March 6, 1995 will be entitled to vote at the meeting. At the close of business on March 6, 1995, there were 53,376,411 shares of Common Stock outstanding. Holders of shares of Common Stock are entitled to one vote per share of Common Stock.


                             ELECTION OF DIRECTORS

     At the meeting, ten Directors, constituting the entire Board of Directors, are to be elected for a term of one year and until their successors have been elected and qualified. Each of the nominees was elected as a Director at the 1994 Annual Meeting of Shareholders.

     IT IS INTENDED THAT SHARES REPRESENTED BY THE PROXIES SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE ELECTION OF THE PERSONS LISTED. The management knows of no reason why any nominee for Director would be unavailable. If any nominee should become unavailable, the proxy may be voted for a substitute nominee.

                             NOMINEES FOR ELECTION

                                                                    DIRECTOR
                                                                 OF THE COMPANY
                                                                OR ATLANTIC CITY
           NAME, AGE, PRINCIPAL OCCUPATION AND                  ELECTRIC COMPANY
           BUSINESS EXPERIENCE PAST FIVE YEARS                        SINCE
           -----------------------------------                  ----------------


           JOS.  MICHAEL GALVIN,  JR., 49, President and Chief
           Executive    Officer   of   South   Jersey   Health
 [photo]   Corporation, The Memorial Hospital of Salem County,
           Salem, NJ. Director of Woodstown  National Bank and
           Center for Health Affairs .........................        1978

Other Information: Mr. Galvin is Chairman of the Personnel and Benefits Committee and a member of the Audit; Energy, Operations and Research; and Pension and Insurance Committees of the Board of Directors.



           GERALD A. HALE,  67,  President of Hale  Resources,
           Inc., Summit, NJ, a health care, industrial/natural
 [photo]   resource    company.     Director:    New    Jersey
           Manufacturers   Insurance   Company,   New   Jersey
           Business and Industry Association and Hoke, Inc. ..        1983

Other Information: Mr. Hale is Chairman of the Corporate Development Committee and a member of the Audit; Energy, Operations and Research; and Personnel and Benefits Committees of the Board of Directors.



           MATTHEW  HOLDEN,  JR., 63,  Professor of Government
           Affairs,  University of Virginia,  Charlottesville,
           VA. Economic and political consultant;  arbitrator.
 [photo]   Prior  to  1982,   Commissioner,   Federal   Energy
           Regulatory  Commission and Wisconsin Public Service
           Commission ........................................        1981

Other Information: Mr. Holden is Chairman of the Audit Committee and a member of the Corporate Development; Pension and Insurance; and Personnel and Benefits Committees of the Board of Directors.

                                                                    DIRECTOR
                                                                 OF THE COMPANY
                                                                OR ATLANTIC CITY
           NAME, AGE, PRINCIPAL OCCUPATION AND                  ELECTRIC COMPANY
           BUSINESS EXPERIENCE PAST FIVE YEARS                        SINCE
           -----------------------------------                  ----------------


           CYRUS  H.  HOLLEY,   58,  President  of  Management
           Consulting  Services,  Grapevine,  TX. Former Chief
           Operating  Officer,  Executive  Vice  President and
           Director of Engelhard Corporation.  Director of UGI
           Corporation and Hexcel Corporation.................        1990

Other Information: Mr. Holley is Chairman of the Energy, Operations and Research Committee and a member of the Corporate Development; Finance and Investor Relations; and Personnel and Benefits Committees of the Board of Directors.



           E.  DOUGLAS  HUGGARD,  61,  Chairman  of the Board.
           Retired Chief Executive  Officer of the Company and
 [photo]   Retired  Chairman  and Chief  Executive  Officer of
           Atlantic City Electric  Company.  Former  President
           and Chief  Operating  Officer  of the  Company  and
           Atlantic City Electric Company ....................        1984

Other Information: Mr. Huggard is an ex officio member of all committees of the Board of Directors except the Audit and Personnel and Benefits Committees.



           JERROLD L.  JACOBS,  55,  Director,  President  and
           Chief   Executive   Officer  of  the   Company  and
 [photo]   Chairman,  President and Chief Executive Officer of
           Atlantic   City  Electric   Company.   Former  Vice
           President  of  the  Company  and   Executive   Vice
           President of Atlantic City Electric Company .......        1990

Other Information: Mr. Jacobs is an ex officio member of all committees of the Board of Directors except the Audit and Personnel and Benefits Committees.

                                                                    DIRECTOR
                                                                 OF THE COMPANY
                                                                OR ATLANTIC CITY
           NAME, AGE, PRINCIPAL OCCUPATION AND                  ELECTRIC COMPANY
           BUSINESS EXPERIENCE PAST FIVE YEARS                        SINCE
           -----------------------------------                  ----------------


           KATHLEEN MacDONNELL,  46, Vice President,  Campbell
           Soup Company;  Camden, NJ. President,  Frozen Foods
 [photo]   Group,  Campbell Soup  Company;  Former Sector Vice
           President,   Prepared   Foods   and   Sector   Vice
           President, Grocery, Campbell Soup Company .........         1993

Other Information: Ms. MacDonnell is a member of the Audit; Energy, Operations and Research; Finance and Investor Relations; and Pension and Insurance Committees of the Board of Directors.



           RICHARD B. McGLYNN,  56,  Attorney.  Currently Vice
           President  and  General  Counsel  of  United  Water
 [photo]   Resources,  Inc., Harrington Park, NJ. During 1994,
           Mr.  McGlynn  was a  Partner  with  LeBoeuf,  Lamb,
           Greene & MacRae.  Former Partner of Stryker, Tams &
           Dill, Newark, NJ ..................................         1986

Other Information: Mr. McGlynn is Chairman of the Pension and Insurance Committee and a member of the Corporate Development; Energy, Operations and Research; and Finance and Investor Relations Committees of the Board of Directors.



           BERNARD  J.   MORGAN,   58,   Financial   Investor,
           Southampton,  PA.  Former  Vice  Chairman  of First
 [photo]   Fidelity  Bancorporation,   NJ/PA;  Vice  Chairman,
           President,   Chief  Executive   Officer  and  Chief
           Operating  Officer  of  Fidelcor,  Inc.;  Chairman,
           Deputy Chairman, Chief Executive Officer, President
           and Chief Operating  Officer of Fidelity Bank, N.A.         1988

Other Information: Mr. Morgan is Chairman of the Finance and Investor Relations Committee and a member of the Corporate Development; Pension and Insurance; and Personnel and Benefits Committees of the Board of Directors.

                                                                    DIRECTOR
                                                                 OF THE COMPANY
                                                                OR ATLANTIC CITY
           NAME, AGE, PRINCIPAL OCCUPATION AND                  ELECTRIC COMPANY
           BUSINESS EXPERIENCE PAST FIVE YEARS                        SINCE
           -----------------------------------                  ----------------


           HAROLD  J.  RAVECHE,   51,   President  of  Stevens
           Institute of  Technology,  Hoboken,  NJ.  Director,
 [photo]   National  Westminster  Bancorp,  Inc. Member, U. S.
           Council on  Competitiveness  and  Overall  Economic
           Development.  Commissioner, Hudson County, N.J. and
           Former   Commissioner  New  Jersey   Commission  of
           Science and Technology ............................         1990

Other Information: Mr. Raveche is a member of the Audit; Corporate Development; Energy, Operations and Research; and Finance and Investor Relations Committees of the Board of Directors.



                   STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table sets forth the beneficial ownership of Common Stock of the Company of each nominee for director, four executive officers, and all directors and officers as a group as of December 31, 1994.

                                                BENEFICIAL OWNERSHIP
                                                 (SHARES OF COMMON
          NAME                                       STOCK) (1)
          -----                                 -------------------
Jos. Michael Galvin, Jr. (a) ..................           3,299
Gerald A. Hale ................................           4,629
Matthew Holden, Jr ............................           3,445
Cyrus H. Holley ...............................           3,629
E. Douglas Huggard (b) ........................          26,241
Jerrold L. Jacobs (c) .........................          50,125
Kathleen MacDonnell ...........................           2,389
Richard B. McGlynn (d) ........................           3,235
Bernard J. Morgan .............................           4,129
Harold J. Raveche .............................           2,910
Michael J. Chesser ............................          23,682
Meredith I. Harlacher, Jr. (e)                           27,535
Henry K. Levari, Jr. (f) ......................          24,770
J. G. Salomone (g) ............................          32,714
All Directors and Officers
  as a Group (16 individuals)                           230,718

- ------------
(1) Each of the individuals listed beneficially owned less than 1% of the Company's outstanding Common Stock.
(a) Share ownership shown for Mr. Galvin excludes 4,358 shares beneficially held in a trust.
(b) Share ownership shown for Mr. Huggard excludes 2,773 shares held by his spouse.
(c) Share ownership shown for Mr. Jacobs includes 4,097 shares held jointly with his spouse and 163 shares held in a custodial account for his child.

(d) Share ownership shown for Mr. McGlynn includes 200 shares held in a pension trust of which Mr. McGlynn is the trustee.
(e) Share ownership for Mr. Harlacher includes 4,029 shares held jointly with his spouse.
(f) Share ownership shown for Mr. Levari includes 3,572 shares held jointly with his spouse and 775 shares held in custodial accounts for his children.
(g) Share ownership shown for Mr. Salomone includes 10,527 shares held jointly with his spouse, excludes 400 shares held by his spouse and includes 404 shares held in a custodial account for his child.

MEETINGS OF THE BOARD OF DIRECTORS AND OF COMMITTEES OF THE BOARD

     During 1994, 16 meetings of the Board of Directors were held. During 1994, the committees of the Board of Directors met as follows:

                                                               NO. OF
            COMMITTEE                                         MEETINGS
            ----------                                        --------
            Audit ........................................       4
            Corporate Development ........................       2
            Energy, Operations and Research ..............       3
            Finance and Investor Relations ...............       3
            Pension and Insurance ........................       3
            Personnel and Benefits .......................       4

CORPORATE RESTRUCTURING AND CHANGES TO COMMITTEES EFFECTIVE JANUARY 1, 1995

     On December 8, 1994, the Board of Directors approved the formation of Atlantic Energy Enterprises, Inc. for the purpose of holding the shares of capital stock of all of the Company's nonutility subsidiaries. Concurrently, changes were implemented with respect to the functions and memberships of the various committees of the Board of Directors of the Company to become effective on January 1, 1995. The following committee descriptions reflect the functions of the reorganized committees.

FUNCTIONS OF AUDIT COMMITTEE ARE AS FOLLOWS:

     1. Recommends each year to the Board, the appointment of an independent public accounting firm for Atlantic Energy, Inc. and its subsidiaries.

     2. Reviews the scope, magnitude and cost of audit and non-audit services to be performed by independent public accountants and makes recommendations to the Board for approval of such services.

     3. Reviews accounting, financial and operating controls with independent public accountants, internal auditors and management.

     4. Reviews periodic and annual audit reports of internal auditors and independent public accountants, meets independently with each and with management and ascertains whether the recommendations of the independent public accountants have been implemented.

     5. Reviews annual financial reports with the independent public accountants prior to release.

     6. Reviews and makes recommendations concerning security measures required to protect vital records of Atlantic Energy, Inc. and its subsidiaries.

     7. Inquires about any aspect of the business of Atlantic Energy, Inc. and its subsidiaries, whenever it deems such desirable, to help ensure employees comply with local, state and federal laws and regulations and with the Company's Code of Ethics and Business Conduct Policy.

FUNCTIONS OF PERSONNEL AND BENEFITS COMMITTEE ARE AS FOLLOWS:

     1. Reviews and makes recommendations to the Board with respect to selection of officers of Atlantic Energy, Inc. and Atlantic City Electric Company.

     2. Reviews the performance of officers of Atlantic Energy, Inc., Atlantic City Electric Company and the President of Atlantic Energy Enterprises, Inc. and recommends to the Board appropriate compensation levels.

     3. Reviews the compensation paid to outside Directors of the Board of Directors of the Company and Atlantic Energy Enterprises, Inc. and makes recommendations for adjustments.

     4. Monitors the Chief Executive Officer's program of executive development and plans for officer succession at Atlantic Energy, Inc. and Atlantic City Electric Company, monitors the management plan of organization and makes recommendations to the Board as required.

     5. Identifies prospective director candidates, establishes procedures for shareholders to recommend director candidates and recommends to the Board nominees for election.

     6.  Considers  and  makes   recommendations  to  the  Board  regarding  all
retirement plans, including the retirement policy for directors, and post employment benefit plans.

     7. Reviews and makes recommendations regarding the adequacy of all forms of insurance coverage for Atlantic Energy, Inc. and its subsidiaries.

     8. Reviews the funding status of the nuclear plant decommissioning trust of Atlantic City Electric Company.

     The Personnel and Benefits Committee (the "Committee") will consider nominees for Director recommended by shareholders. Any nomination should be submitted to the Secretary, Atlantic Energy, Inc., 6801 Black Horse Pike, Pleasantville, NJ 08232, no later than February 26, 1996 for consideration in advance of the 1996 Annual Meeting of Shareholders and should include the following information: (a) as to each nominee whom the shareholder proposes to nominate, (i) the name, age, business address and residence address of the nominee, (ii) any other information concerning the nominee that would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee, (iii) the consent of the nominee to serve as a director, and (b) as to the shareholder giving the suggestion, (i) the name, business address and residence address of the shareholder, (ii) a statement that the shareholder is a shareholder of record, entitled to vote at the meeting, and intends to nominate each nominee in person or by proxy and (iii) a description of all arrangements or understandings among shareholder and each nominee and any other persons (naming such persons) pursuant to which the nomination is made by the shareholder.

                             DIRECTOR COMPENSATION
1994 COMPENSATION

     During 1994, non-employee Directors received fees in accordance with the following compensation schedule:

Retainer Fee ..................................   $ 20,000 Annually
Board Meeting Fee .............................      1,000  Per Meeting Attended
Committee Meeting Fee*
  (if held same day as board meeting) .........      1,000  Per Meeting Attended
Committee Meeting Fee*
  (if held other than board meeting date) .....      1,150  Per Meeting Attended
Committee or Board Meeting Fee via Telephone ..        150  Per Conference
- ------------
* Paid to committee members only

Actual receipt of such amounts may be deferred, with interest, until a time selected by the non-employee Director.

     In 1994, each non-employee Director received a per meeting fee of $1,000 for attendance at strategic planning sessions with management and staff of the Company and its subsidiaries. In 1994, Mr. Raveche received $1,000; Messrs. Holden, Huggard and McGlynn and Ms. MacDonnell each received $2,000; Mr. Galvin received $3,000, and Messrs. Hale, Holley and Morgan each received $4,000 for attendance at such sessions.

RIGHT TO RECEIVE STOCK OPTIONS IN LIEU OF RETAINER

     Pursuant to the EQUITY INCENTIVE PLAN ("EIP") no later than June 30 of each year, a non-employee Director may elect to receive an option to purchase Common Stock in lieu of all or a portion of the non-employee Director's annual cash retainer for the following year. The number of shares subject to option is determined pursuant to the following formula:

     number of shares       =       amount of retainer foregone
                                    ---------------------------
                                    50% of fair market value of shares
                                    on first business day of the year

     Non-employee Directors who elect to receive stock options in lieu of retainer will pay 100% of the fair market value of the Company's Common Stock when the foregone compensation is added to the exercise price. In 1995, no options in lieu of retainer will be issued.

DIRECTOR RETIREMENT PLAN

     The Company has established a retirement plan for non-employee Directors ("Director Retirement Plan"). Under the Director Retirement Plan each non-employee Director who has five years of service is eligible to receive benefits for the longer of life or the full number of years the non-employee Director served on the Board. Non-employee Directors who satisfy the service requirement receive an annual benefit starting in the year they terminate service. The annual benefit equals 100% of the annual retainer in effect in the year in which the non-employee Director ended service, less 10% for each year less than ten years of total service as a non-employee Director. In the event of the death of an eligible non-employee Director prior to receiving payments for the number of full years of his or her service, the designated beneficiary of such non-employee Director shall be entitled to a lump-sum payment equal to the difference between the amount the non-employee Director has already received and the amount that would have been received if payments were made for the full number of years of the non-employee Director's service.

RESTRICTED STOCK PLANS

     Shares of restricted stock are granted to non-employee Directors to enhance recruitment and retention of highly qualified individuals and to strengthen the commonality of interests between non-employee Directors and shareholders.

      Under the EIP, approved by shareholders in 1994, each non-employee Director receives a grant of 1,000 shares every five years, subject to certain restrictions. On January 1 of each year of the five year period, 200 shares vest. While a non-employee Director serves as an active member of the Board of Directors, certificates are held by the Company. If a non-employee Director terminates service because of death, disability, retirement from the Board at age 70 or later, or upon failure to be re-elected after being nominated, all shares (vested and nonvested) are delivered to him/her or his/her designated beneficiary, free of restrictions. Non-employee Directors who terminate service for other reasons are delivered only shares that have vested. Commencing on the date of grant, each non-employee Director has the right to vote such shares of Common Stock.

     Grants under the EIP commence in the year following a non-employee Director's full vesting in grants previously received by each non-employee Director under the Director Restricted Stock Plan. The Director Restricted Stock Plan was terminated in 1994. Outstanding grants under the Director Restricted Stock Plan remain in effect and vest at the rate of 200 shares per year for the 10-year period. The Director Restricted Stock Plan provided for the one-time grant of 2,000 shares, subject to certain restrictions, to each non-employee Director. The restrictions on shares granted under the Director Restricted Stock Plan are identical to the EIP described above.

     In 1994, two non-employee Directors received a grant under the EIP of 642 and 414 fully vested shares, respectively. These non-employee Directors were fully vested in the 2,000 share grant provided to each Director under the original Director Restricted Stock Plan, upon its adoption, due to their years of prior service. The 642 and 414 shares reflect shares and dividends they would have been awarded under the original plan had they been awarded 200 shares in each year of its existence.

     The stock ownership reported for each non-employee Director includes shares granted to them and subject to forfeiture under the EIP and Director Restricted Stock Plan.

        PERSONNEL AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

KEY COMPENSATION POLICIES

     The executive compensation policies adopted by the Committee are designed to achieve three objectives:

     * To create a pay-for-performance linkage that makes a significant portion of the total compensation opportunity for executive officers, including the CEO, dependent on achieving key performance objectives set at the corporate, business unit (for unit executives) and individual executive levels.

     * To structure the total compensation package so that it provides a median level of pay in comparison to industry practice when results approximate industry average, while paying significantly above or below these market levels when performance falls significantly above or below the industry average, respectively.

     * To structure the incentive components of compensation for executive officers, including the CEO, so that the creation of long-term shareholder value is the primary focus of incentive opportunity.

(Note: the term executive officers refers to the individuals listed in Table 1 - Summary Compensation Table on page 14 of this proxy statement.)

     To achieve these objectives, the Company follows a total compensation philosophy in its approach to executive compensation, including compensation paid to the CEO. Total compensation is comprised of three primary elements: base salary, an annual incentive award ("bonus") and a long-term equity based incentive. Executive officers' total compensation is significantly at risk based upon the financial performance of the Company. If the performance of the Company fails to meet certain predetermined criteria and specific numeric goals, the opportunity to earn incentive compensation is significantly reduced.

COMPETITIVE COMPENSATION
     Beginning in 1994 and reviewed annually thereafter, target levels of executive compensation, including compensation paid to the CEO, are approved by the Committee. These target levels are equivalent to the median compensation levels for comparable executive positions among a panel of similar revenue and asset-sized electric utilities in the eastern United States. This panel is referred to as the peer group which is subject to adjustment as a result of mergers or acquisitions. Each year, target levels are established for base salaries and for short-term performance incentive awards based on median levels of the peer group supplemented by median data from the Edison Electric Institute's (EEI) executive compensation survey covering comparable size utilities in the eastern U.S. EEI survey data are used where matches to comparable positions require this supplemental data. Every two years, median target levels are reviewed for long-term performance incentive awards based on median levels of the peer group.

PERFORMANCE BASED COMPENSATION

     The Company's compensation policy is also designed to reward exceptional performance. To this end, the Committee approves objective short-term and long-term performance criteria and specific numeric goals that are largely linked to the creation of shareholder value. Actual results are measured against goals and awards are made according to established formulas.

     The performance graph on page 17 compares the cumulative total return to shareholders of the Company to that of the peer group.

                         INDEPENDENCE OF THE COMMITTEE

     The Committee consists of six outside Directors as defined for the purposes of Section 162(m) of the Internal Revenue Code.

     The Committee is responsible for developing and administering the policies which govern the total compensation program for executive officers , including the CEO. The Committee also administers the Company's Equity Incentive Plan (see "Long-Term Incentive Compensation" below) for all participants, including the awards to the executive officers of the Company and its subsidiaries. The Committee determines the performance criteria and specific numeric goals for both long-term and short-term incentive compensation to be paid to executive officers, including the CEO.

     The Committee utilizes the services of a qualified compensation consultant in connection with its annual review of the competitiveness and effectiveness of the executive compensation program.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to each of the executive officers listed on page
14. The Committee has carefully reviewed the requirements of Section 162(m) and intends to comply with its requirements. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. In 1994, all compensation paid to the executive officers was deductible. For 1995, the Committee does not contemplate that there will be nondeductible compensation.

                                 BASE SALARIES

HOW BASE SALARIES ARE DETERMINED
     Base salary guidelines for the executive officers of the Company, including the CEO, are based on the salaries paid to executive officers in positions with responsibilities similar to the Company's positions. Using median market data from the peer group and the EEI survey, a competitive salary range is assigned to each executive position. Within these ranges, a "market" salary level is defined for each position that approximates the median survey data. Executive officers, including the CEO, can progress up to this market level through sustained proficiency in their position and can advance into the remaining salary range through continuous excellent performance in the areas of leadership competencies and financial and operational achievements.
     Adjustments to base salary are generally considered each December. The size of the base salary adjustment for each individual executive officer, other than the CEO, is recommended by the CEO to the Committee on the basis of individual performance evaluations. Executive officers are assessed on relative achievement of objectives assigned to them for the period, their overall leadership competencies and managerial effectiveness and other significant corporate and business unit accomplishments. In 1994, certain executive officers' individual performance evaluations were based, in part, on the level of support provided in the achievement of corporate financial objectives. The CEO's performance evaluation is conducted by the Committee and reviewed by the full Board. The CEO's performance is assessed on leadership competencies and achievements in the areas of strategic planning, organizational restructuring, succession planning, communications internal and external to the Company and the financial and operating performance of the Company and Atlantic City Electric Company.
     In December 1994, the Committee determined that it would be appropriate to delay adjustments to the 1994 base salary paid to executive officers in the Company, including the CEO, until an unspecified date in 1995. Adjustments may be retroactive at the discretion of the Board. No decisions as to such adjustments have yet been made. In taking this action, the Committee recognized that the results of several major strategic initiatives underway late in the fourth quarter of 1994, including a corporate-wide downsizing and restructuring, would be measurable in 1995 and acting on management's recommendation, agreed that such a delay would be appropriate.
     At the same time, the Committee adjusted the salary rate of each executive officer, including the CEO, to an amount equal to the 1993 base salary plus the lump-sum merit payment made in 1994 in lieu of base salary increases. In 1993, an amount equal to a specified percentage of all executive officers' base salaries had been made available for distribution to them in the form of lump-sum merit payments. Such lump-sum merit payments were in lieu of base salary increases. The specified percentage had been based on then current electric utility practices for salary merit increases to executive officers as identified by the Committee's compensation consultant. The Committee determined that such action was necessary and appropriate at this time in order to 1) maintain the executive officers' base salaries, including the base salary paid to the CEO, within the market guidelines established in 1994, 2) hold the 1995 base salary rate at a level equivalent to the 1994 base salary rate and 3) provide equitable base salary treatment among executive officers.

                     ANNUAL INCENTIVE (BONUS) COMPENSATION

     The annual incentive compensation program is designed to provide executive officers, including the CEO, with the opportunity to earn annual bonuses equivalent to median competitive practices when performance matches targeted goals and to increase or decrease significantly from target levels when performance similarly falls above or below the target goals.

     For 1994, bonuses were paid to each executive officer of the Company, including the CEO. Such bonuses ranged from 21% to 37% of an executive officer's base salary.

     In 1994, the CEO earned a bonus equivalent to 31% of his base salary. The amount of bonus paid to the CEO is determined solely by the achievement of corporate performance indicators.

     The amount of bonus paid to executive officers other than the CEO is based on a combination of corporate performance indicators, business unit specific goal achievement and individual performance rating.

     For  1994,  the  target  corporate  performance   indicators  and  relative
weighting of each criteria at the target level were:

     *   54.5% related to return on equity of Atlantic City Electric Company;

     *   9.5% related to non-regulated activity profitability;

     * 18% related to internal cash generation coverage of Atlantic City Electric Company's construction costs, and

     *   18% related to Atlantic City Electric Company customer satisfaction.

     In 1994, the Company exceeded the target level for three performance indicators (return on equity of Atlantic City Electric Company, internal cash generation coverage of Atlantic City Electric Company's construction costs and non-regulated activity profitability) and did not meet the target level of one performance indicator (Atlantic City Electric Company customer satisfaction).

HOW BONUS AMOUNTS ARE DETERMINED

     At the beginning of each year, a target level bonus pool is established. The bonus pool is determined by applying a predetermined percentage to the mid-point of the position rate of executive officers, including the CEO. In 1994, the percentages applied to position rate mid-points ranged from 20% - 30%. These predetermined percentages represent the median compensation practices of the peer group supplemented by EEI survey data. The results are summed and the target bonus pool amount is established. At the end of year, a performance-adjusted bonus pool is calculated by adjusting the target bonus pool upward or downward based on the achievement of corporate performance indicators. The amount of bonus paid to the CEO is based solely on the achievement of corporate performance indicators. The amount of bonus paid to executive officers, other than the CEO, is based on the achievement of corporate performance indicators and may be further modified by the achievement of business unit goals and individual performance ratings. The total amount of bonuses paid out may, with the approval of the Committee, exceed the amount of the performance-adjusted bonus pool if business unit performance and personal performance results are exceptional. In 1994, 100% of the performance-adjusted bonus pool was paid out.

      At the discretion of the Committee, a bonus allocation may be in a combination of cash and restricted stock. In 1994, all bonuses were paid in cash.

                        LONG-TERM INCENTIVE COMPENSATION

         The Company uses an equity-based long-term incentive program, Equity Incentive Plan ("EIP"), to link a major portion of executive compensation directly to the creation of shareholder value. This linkage is accomplished through the granting of stock options, where the award value is based solely on share price appreciation, and the granting of performance-vested restricted stock, where the performance requirements reflect shareholder value creation. In addition, the EIP is structured to emphasize the accumulation of significant share ownership by management that the Committee believes is an incentive for executive officers to make decisions as owners. In 1994, each executive officer, including the CEO, was granted stock options and restricted stock. (See Tables 2 and 4 on pages 14 and 16, respectively).

STOCK OPTIONS

     The value of stock options is entirely dependent on the share price appreciation of the Company's stock. In 1994, the exercise price of the options granted to the executive officers, including the CEO, was $21.125, the fair market value of the stock on April 27, 1994. In 1994, the Committee awarded the CEO an option to purchase 36,000 shares of Common Stock at its fair market value on April 27, 1994. Stock options granted in 1994 become exercisable on April 27, 1997 and will expire on April 27, 2004.

PERFORMANCE-VESTED RESTRICTED STOCK

     Restricted stock grants will be earned if, and only if, certain long-term performance criteria are met. One half (50%) of the restricted shares may be earned and vested if, over a three-year period ending January 1, 1997 known as a performance cycle, total shareholder return (stock price appreciation plus reinvested dividends) equals the median or better of the total shareholder return achieved by the peer group. The other half of restricted shares may be earned if cumulative return on shareholder equity over the same performance cycle is at a preapproved standard or better. The award levels can increase up to 100% of the total restricted shares if total shareholder return and cumulative return on shareholder equity reaches higher goal levels pre-established by the Committee. In 1994, the Committee granted to the CEO 36,000 shares of restricted stock. The market value of the stock on April 27, 1994, the date of grant, was $760,500. Executive officers, including the CEO, are entitled to vote the stock. Dividends earned on the restricted shares are reinvested and subject to identical restrictions during the three-year performance cycle.

                                   Jos. Michael Galvin, Jr., Chairman
                                   Gerald A. Hale
                                   Matthew Holden, Jr.
                                   Cyrus H. Holley
                                   Kathleen MacDonnell
                                   Richard B. McGlynn


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1994, the Company and its subsidiaries employed the services of LeBoeuf, Lamb, Greene & MacRae. Mr. McGlynn was a partner in LeBoeuf, Lamb, Green & MacRae in 1994. Mr. McGlynn did not serve as a member of the Committee in 1994.

                      TABLE 1 - SUMMARY COMPENSATION TABLE

- ------------------------------------------------------------------------------------------------------------------------------------

                                                ANNUAL COMPENSATION                     LONG TERM COMPENSATION
                                                -------------------                     ----------------------
                                                                               AWARDS        PAYOUTS
                                                                               ------        -------
                                                                                OTHER       RE-
                                                                                ANNUAL   STRICTED SECURITIES           ALL OTHER
                                                                                COMPEN-    STOCK  UNDERLYING   LTIP     COMPEN-
   NAME AND PRINCIPAL POSITION                       YEAR   SALARY    BONUS    SATION(1)  ($) (2) OPTIONS(#) PAYOUTS   SATION(3)
   -------------------------                         ----   ------    -----    --------- -------- ---------- -------   ---------

       J. L. Jacobs ...............................  1994  $390,583  $120,100  $ 19,895      --      36,000      --    $  4,620
         President and Chief ......................  1993   284,670    70,400    10,575      --        --        --       4,497
         Executive Officer ........................  1992   233,233    39,290    12,696      --        --      $35,13     4,523
         of the Company and
         Chairman, President and
         Chief Executive Officer of
         Atlantic City Electric
         Company
- ------------------------------------------------------------------------------------------------------------------------------------

       M. J. Chesser (4) ..........................  1994   200,000    89,500    69,299      --      18,300      --      79,021
         Vice President of ........................  1993      --        --        --        --        --        --        --
         the Company and ..........................  1992      --        --        --        --        --        --        --
         Executive Vice President and
         Chief Operating Officer of
         Atlantic City Electric
         Company
- ------------------------------------------------------------------------------------------------------------------------------------

       J. G. Salomone (5) .........................  1994   184,200    39,000     8,868      --      14,800      --       4,620
         Vice President, ..........................  1993   178,092    33,600     7,793      --        --        --       4,497
         Treasurer and ............................  1992   169,650    22,585     9,770      --        --      25,824     4,231
         Secretary of the Company and
         Senior Vice President--
         Finance and Administration
         of Atlantic City Electric
         Company
- ------------------------------------------------------------------------------------------------------------------------------------

       M. I. Harlacher, Jr. .......................  1994   181,100    58,500     9,167      --      14,800      --       4,620
         Vice President of ........................  1993   175,067    43,100     7,358      --        --        --       4,497
          the Company and .........................  1992   165,667    22,935     8,426      --        --      21,581     4,523
         Senior Vice President--
         Energy Supply of Atlantic
         City Electric Company
- ------------------------------------------------------------------------------------------------------------------------------------

      H. K. Levari, Jr ............................  1994   154,983    40,000     6,854      --      14,800      --       4,424
         Vice President of ........................  1993   141,883    34,400     5,987      --        --        --       3,552
          the Company and .........................  1992   133,000    21,030     7,215      --        --      17,725     3,830
          Senior Vice President--
          Customer Operations of
          Atlantic City Electric
          Company
- ------------------------------------------------------------------------------------------------------------------------------------

(1) Includes dividends paid on shares of restricted stock under the Long-Term Incentive Plan ("LTIP") and tax reimbursement payments.
(2) See Table 4 - Long Term Plan Awards in Last  Fiscal  Year on page 16.
(3) "All Other Compensation" consists of contributions by Atlantic City Electric Company in 1994 under the Atlantic Electric 401(k) Savings and Investment Plan-A, a defined contribution plan. The amount reported for Mr. Chesser also includes a one-time payment for relocation expenses.
(4)  Mr. Chesser joined the Company on February 1, 1994.
(5) Mr. Salomone retired effective at the close of business on January 31, 1995.

                TABLE 2 - OPTION GRANTS IN THE LAST FISCAL YEAR

- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                        ANNUAL RATES OF STOCK
                                                                                       PRICE APPRECIATION FOR
         INDIVIDUAL GRANTS                                                                   OPTION TERM
- ------------------------------------------------------------------------------------------------------------------------------------
                                     NUMBER OF   % OF TOTAL
                                    SECURITIES     OPTIONS    EXERCISE
                                    UNDERLYING   GRANTED TO   OR BASE        EXPIRA-
                                      OPTIONS   EMPLOYEES IN    PRICE         TION
               NAME                   GRANTED    FISCAL YEAR   ($/SH)         DATE       5% ($)        10% ($)
               -----                -----------  ----------    --------     -------     --------     ----------
                                    (1) (2) (3)
  J. L. Jacobs .................      36,000        21.52%      $21.125     4/27/04     $478,274     $1,212,041
  M . J. Chesser ...............      18,300        10.94%       21.125     4/27/04      243,123        616,121
  J. G. Salomone ...............      14,800         8.85%       21.125     4/27/04      196,624        498,283
  M. I. Harlacher, Jr. .........      14,800         8.85%       21.125     4/27/04      196,624        498,283
  H. K. Levari, Jr. ............      14,800         8.85%       21.125     4/27/04      196,624        498,283
- ------------------------------------------------------------------------------------------------------------------------------------

1. Options granted under the EIP on April 27, 1994 are exercisable starting 36 months after the grant date with 100% of the shares covered becoming exercisable at that time.

2. Under the terms of the EIP, the Committee retains discretion, subject to plan limits, to modify the terms of outstanding options.

3. The options granted in 1994 are for a term of ten (10) years subject to earlier termination upon events related to termination of employment. The option price for any options granted under the EIP will not be less than 100% of the fair market value of Company Common Stock as of the date of grant.

               TABLE 3 - AGGREGATED FISCAL YEAR-END OPTION VALUES

- --------------------------------------------------------------------------------

                                   NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                  UNDERLYING UNEXERCISED   IN-THE MONEY OPTIONS
                                   OPTIONS AT FY-END(#)        AT FY-END($)
- --------------------------------------------------------------------------------

                                       EXERCISABLE/            EXERCISABLE/
               NAME                    UNEXERCISABLE           UNEXERCISABLE
               -----                   ------------            ------------
  J. L. Jacobs                          0 / 36,000                 --
  M. J. Chesser                         0 / 18,300                  --
  J. G. Salomone                        0 / 14,800                  --
  M. I. Harlacher, Jr.                  0 / 14,800                  --
  H. K. Levari, Jr.                     0 / 14,800                  --

- --------------------------------------------------------------------------------

        TABLE 4 - LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

- --------------------------------------------------------------------------------
                                                               ESTIMATED
                                                             FUTURE PAYOUTS
                                                            UNDER NON-STOCK
                                                            PRICE BASED PLAN
- --------------------------------------------------------------------------------
                                         PERFORMANCE
                            NUMBER OF    PERIOD UNTIL
                             SHARES       MATURATION  THRESHOLD  TARGET  MAXIMUM
           NAME              (#) (1)      OR PAYOUT     (#)       (#)       (#)
           ----            ----------    ------------ --------- -------- -------
J. L. Jacobs .........       36,000        3 years     6,012    24,012    36,000
M. J. Chesser ........       18,300        3 years     3,056    12,206    18,300
J. G. Salomone (2) ...       14,800        3 years     2,472     9,872    14,800
M. I. Harlacher, Jr ..       14,800        3 years     2,472     9,872    14,800
H. K. Levari, Jr .....       14,800        3 years     2,472     9,872    14,800
- --------------------------------------------------------------------------------
 (1) Awards listed are in shares of restricted stock granted under the EIP on April 27, 1994. All awards listed are performance based. Delivery of shares granted under the EIP depends entirely upon attainment of two
      equally  weighted  financial   performance   indicators  approved  by  the
      Committee and the Board: cumulative return on average shareholder's equity and total shareholder return compared to the peer group. Under the EIP, regular quarterly dividends are reinvested in additional shares of restricted stock that are subject to the same restrictions. The table below shows the aggregate shares of restricted stock that were held and remain restricted at December 31, 1994, the value of such shares on December 31, 1994 and the number of shares granted in 1993 and 1994.


                                              MARKET
                                RESTRICTED    VALUE
                                STOCK HELD      OF
                                    AT      AGGREGATE
                               DECEMBER 31, RESTRICTED         GRANTS
          NAME                     1994      STOCK (A)  1993 (B)    1994
          ----                 ------------ ----------- --------   ------
          J. L. Jacobs ........    42,773    $753,874     6,773    36,000
          M. J. Chesser .......    22,871     403,101     4,571    18,300
          J. G. Salomone ......    19,794     348,869     4,994    14,800
          M. I.  Harlacher, Jr.    19,710     347,389     4,910    14,800
          H. K. Levari, Jr ....    18,783     331,050     3,983    14,800

         (a) Market value is determined by reference to the per share closing price on December 30, 1994 of $17.625 times the maximum number of shares that could be awarded to each of the executive officers.
         (b)  Awards  listed are in shares of  restricted  stock granted in 1993
              under  the  Long-Term  Incentive  Plan  ("LTIP").   The  LTIP  was
              terminated in 1994 with the final three-year restriction period lapsing on December 31, 1995. Delivery of shares granted under the LTIP depends on stock price performance of the Company (price appreciation plus dividends paid) and the price of electricity
              charged  to  residential   consumers  by  Atlantic  City  Electric
              Company, each of which are compared to a group of 28 utilities with credit ratings similar to Atlantic City Electric Company.
              Under  the  LTIP,   regular  quarterly   dividends  are  paid  and
              distributed.
(2) Award granted to Mr. Salomone will be prorated to reflect his retirement effective at the close of business on January 31, 1995.
- --------------------------------------------------------------------------------

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
        AMONG ATLANTIC ENERGY, INC., THE S&P 500 INDEX AND A PEER GROUP

             [comparison graph represented in tabular format below]

*$100invested  on  12/31/89  in  stock  or   index--including   reinvestment  of
 dividends. Fiscal year ended December 31.

                                                CUMULATIVE TOTAL RETURN
                                        ----------------------------------------
                                        1990     1991     1992     1993     1994
                                        ----     ----     ----     ----     ----
ATLANTIC ENERGY, INC ..............       96      126      151      152      134
PEER GROUP ........................      100      132      148      164      140
S&P 500 ...........................       97      126      136      150      152

     The above graph compares the performance of Atlantic Energy, Inc. with that of the S&P 500 Index and a peer group of utility companies with the investment weighted based on market capitalization. The peer group is comprised of the following companies:
     Boston Edison Company, Central Hudson Gas & Electric Corp., Central Maine Power Company, Commonwealth Energy System, Delmarva Power & Light Co., DPL Inc., DQE Inc., New York State Electric & Gas Corporation, Orange & Rockland Utilities, Incorporated, Potomac Electric Power Company, Rochester Gas & Electric Corp., SCANA Corporation, UGI Corporation and United Illuminating Company.

EMPLOYMENT AGREEMENTS AND TERMINATION ARRANGEMENTS
     The Company and Atlantic City Electric Company have entered into employment agreements with each of the executive officers listed in Table 1 - Summary Compensation Table on page 14. Under the terms of the agreements each executive officer is entitled to receive 1) a base salary, 2) incentive compensation at the discretion of the Board of Directors based upon the recommendation of the Committee, and 3) any other benefits that are available from time to time to officers of the Company. Each agreement also provides that each executive officer's base salary shall continue until the termination date of the agreement if his service to the Company or its subsidiaries is terminated without cause or if there is a change in control and if under certain circumstances his business address or responsibilities are materially changed. Pursuant to the terms of the agreement with J. L. Jacobs, in the event of his death, his designated beneficiary shall be paid, in addition to any other benefits payable, 25% of Mr. Jacobs's base salary from the date of his death until April 24, 1996, the termination date of his employment agreement.
     J. G. Salomone retired from service effective at the close of business January 31, 1995 pursuant to an Employment Separation and Release Agreement. Under the terms of this agreement, Mr. Salomone will be paid 1) his current base salary in periodic installments for 62-weeks commencing February 1, 1995; 2) an incentive award for performance achievements in 1994, and 3) all other benefits to which he is entitled by reason of his having been an employee of Atlantic City Electric Company. He also will participate on a pro rata basis, in any incentive awards earned during 1995. In addition, the retirement benefits paid to Mr. Salomone under the Supplemental Executive Retirement Plan would be adjusted to reflect any base salary increases that might be earned by the executive officers in 1995.
                                 PENSION PLANS
     The following table describes the combined estimated annual retirement benefit payable under the Retirement Plan that is qualified under Section 401(a) of the Internal Revenue Code ("Qualified Plan") and the Excess Benefit Retirement Income Program (`'Excess Plan"). The Internal Revenue Code places certain limitations on the amount of pension benefits that may be paid under the Qualified Plan. Any benefits payable in excess of those limitations will be paid under the Excess Plan. The estimated retirement benefits paid to an employee assume a straight life annuity to the employee, retirement at age 65, the average of the highest earnings in five of the ten years preceding retirement and years of service specified.

     The credited full years of service at December 31, 1994 under the Retirement Plan are as follows for the individuals named in the cash compensation table: Mr. Jacobs--33 years; Mr. Chesser - one year, Mr. Salomone--18 years; Mr. Harlacher--29 years and Mr. Levari--23 years

                          TABLE 5 -PENSION PLAN TABLE

                                              YEARS OF SERVICE
                        --------------------------------------------------------
          REMUNERATION      25          30          35          40          45
          ------------  --------    --------    --------    --------    --------
            $130,000    $ 52,000    $ 62,000    $ 73,000    $ 83,000    $ 94,000
             190,000      76,000      91,000     106,000     122,000     137,000
             250,000     100,000     120,000     140,000     160,000     180,000
             310,000     124,000     149,000     174,000     198,000     223,000
             370,000     148,000     178,000     207,000     237,000     266,000
             430,000     172,000     206,000     241,000     275,000     310,000
             490,000     196,000     235,000     274,000     314,000     353,000
             550,000     220,000     264,000     308,000     352,000     396,000

     Compensation covered for the executive officers named in Table 1 - Summary Compensation Table on page 14 is the same as the total salary and bonus shown in that table. Employees, including executive officers, may elect lump-sum distributions in lieu of the receipt of annual retirement benefits.

     In addition the Company maintains a Supplemental Executive Retirement Plan ("SERP"). The SERP, which has been in effect since January 1983, provides at age 60 and retirement: 1) the annual payment of 25% of final compensation for the longer of 15 years or life and 2) the one time payment of 75% of final compensation in the year of death. For purposes of the SERP, "final compensation" is an amount equal to the executive officer's then current base salary plus the average of the two most recent years' bonuses. Executive officers after five (5) years are fully vested in the SERP. The Board may commence payout of SERP retirement benefits at any time after the qualified executive officer has attained age 55 and retired. Executive officers may elect lump-sum distribution in lieu of the receipt of annual payments. The Plan provides for the Company to gross-up for federal and state taxes on the SERP payments. Approximately twenty-seven (27) former and current officers of Atlantic City Electric Company, including the five (5) executive officers named in Table 1 - Summary Compensation Table, participate in the SERP. Annual benefits payable to the executive officers who are participants in the SERP, based on current base salaries and bonuses for the years ended December 31, 1993 and 1994, would upon retirement, be as follows: Mr. Jacobs $122,813; Mr. Chesser $71,188; Mr. Salomone $55,125; Mr. Harlacher, $57,975 and Mr. Levari $48,225.
These amounts are in addition to the amounts shown in the Pension Plan Table above.
       RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
     Upon the recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche as independent public accountants of the Company for the year ending December 31, 1995. Representatives of Deloitte & Touche will be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement if they so desire. None of the members of the Audit Committee is an executive officer of the Company.
     Although not required, the Board of Directors proposes to submit at the meeting a proposal that the appointment of Deloitte & Touche be ratified. If the shareholders do not ratify the appointment of Deloitte & Touche, the selection of independent public accountants will be reconsidered and made by the Board of Directors.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE.

                        FUTURE PROPOSALS OF SHAREHOLDERS

     To be included in the proxy materials for the 1996 Annual Meeting of Shareholders, any shareholder proposal intended to be submitted for action at that meeting must be received by the Secretary, Atlantic Energy, Inc., 6801 Black Horse Pike, Pleasantville, NJ 08232 on or before November 15, 1995.

                                 OTHER MATTERS
     The Company has mailed a 1994 Annual Report to Shareholders and a proxy card together with this proxy statement to all shareholders of record and persons who, according to the records of the Company, hold shares of Common Stock in the Dividend Reinvestment and Stock Purchase Plan or Employee Stock Ownership Plan but do not own any other shares at the close of business on March 6, 1995.
     The Board of Directors does not intend to bring before the meeting any business other than the matters referred to in this proxy statement, and at the date of this proxy statement, the Board of Directors is not aware that any other matters are to be presented for action at the meeting. However, if any other matters properly come before the meeting, or any adjournments thereof, the persons named in the accompanying proxy card will vote in accordance with their discretion on such matters.
     UPON RECEIPT OF A WRITTEN REQUEST OF A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT THE MEETING, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS FORM 10-K ANNUAL REPORT AFTER IT IS FILED, ON OR BEFORE MARCH 31, 1995, WITH THE SECURITIES AND EXCHANGE COMMISSION. THE REQUEST SHOULD BE DIRECTED TO INVESTOR RECORDS, ATLANTIC ENERGY, INC., P.O. BOX 1334, 6801 BLACK HORSE PIKE, PLEASANTVILLE, NEW JERSEY 08232.

                                                      MARCH 15, 1995
[photo]

          E. D. Huggard
          Chairman Of The Board Of Directors



You Are Cordially Invited To Join Us At The 1995 Annual Meeting Of Shareholders Of Atlantic Energy, Inc. This Year The Meeting Will Be Held In The Atlantic City Ballroom Of Harrah's Casino Hotel, 1725 Brigantine Boulevard, In Atlantic City, New Jersey, On Wednesday, April 26, 1995, Starting At 3:00 P.m. I Hope You Will Be Able To Attend. At The Meeting, In Addition To Considering And Acting On The Matters Described In The Attached Proxy Statement, A Current Report On The Business Operations Of The Company And Its Subsidiaries Will Be Given.

It Is Important That Your Shares Be Voted Whether Or Not You Plan To Be Present At The Meeting. You Should Specify Your Choices By Marking The Appropriate Boxes On The Proxy Form Below And Date, Sign And Return Your Proxy Form In The Enclosed, Postpaid Return Envelope As Promptly As Possible. If You Date, Sign And Return Your Proxy Form Without Specifying Your Choices, Your Shares Will Be Voted In Accordance With The Recommendations Of Your Directors.

I Welcome Your Comments And Suggestions. Time Will Be Provided During The Meeting For Your Questions. For Your Convenience, Directions To The Meeting Site Have Been Printed On The Reverse Side Of This Letter.
I Look Forward To Seeing You.



                                                          SINCERELY,
                                                          s/s E. D. Huggard
                                                          E. D. Huggard


TEAR HERE                                                              TEAR HERE
- --------------------------------------------------------------------------------
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
   IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED PROPOSALS
                                                           ACCOUNT NO.



SIGNATURE(S)_________________________________________________________________

[ ] I plan to attend the meeting on April 26, 1995

[ ] Check Box To Eliminate Sending Future Annual Reports For This Account.

                              Date________________________,   1995

                              Please sign exactly as your name appears on the left. Each joint owner must sign. When signing as trustee, guardian, executor, administrator or corporate officer, please give full title.

     The undersigned appoint(s) J. M. Galvin, Jr., E. D. Huggard, and J. L. Jacobs or any of them, proxies with full power of substitution to vote all of the shares of Atlantic Energy, Inc. Common Stock, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 26, 1995 or any adjournments thereof.

     1.  ELECTION OF DIRECTORS nominees below:

Jos. Michael Galvin,  Jr.; Gerald A. Hale; Matthew Holden, Jr.; Cyrus H. Holley;
E. Douglas Huggard; Jerrold L. Jacobs; Richard B. McGlynn; Kathleen MacDonnell; Bernard J. Morgan and Harold J. Raveche.

     [ ] FOR     [ ] AGAINST   FOR ALL NOMINEES EXCEPT:_________________________

     2. To ratify the appointment of Deloitte & Touche as independent public accountants.

                           [ ] FOR    [ ] AGAINST   [ ] ABSTAIN

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE PROPOSALS.

     3. Upon such other business as may properly be brought before the meeting, or any adjournment thereof.

                    PLEASE DATE AND SIGN ON THE REVERSE SIDE



                      DIRECTIONS TO HARRAH'S CASINO HOTEL

FROM NEW YORK: Take the New Jersey Turnpike to Exit 11 (Garden State Parkway). Take the Garden State Parkway South to Exit 40 (White Horse Pike - Route 30). Take Route 30 East and follow the signs for Brigantine. Exit Route 30 at Dr. Martin Luther King Blvd. (Illinois Ave.). Follow the signs to Harrah's. (approximately 2 hours 20 minutes)

FROM PHILADELPHIA: Take the Ben Franklin or the Walt Whitman Bridge to the North South Freeway (Route 42). Take the North South Freeway to the Atlantic City Expressway. Take the Atlantic City Expressway to Exit 9 (Brigantine). Follow Delilah Road (646) to Route 30 East. Exit Route 30 East at Dr. Martin Luther King Blvd. (Illinois Ave.). Follow the signs to Harrah's. (approximately 65 minutes)

FROM BALTIMORE/WASHINGTON, D.C.: Take I-95 North to the Walt Whitman Bridge to the North South Freeway (Route 42). Take the North South Freeway to the Atlantic City Expressway. Take the Atlantic City Expressway to Exit 9 (Brigantine). Follow Delilah Road (646) to Route 30 East. Exit Route 30 East at Dr. Martin Luther King Blvd. (Illinois Ave.). Follow the signs to Harrah's. (approximately 3 hours 45 minutes from Washington, D.C.)

FROM THE SOUTH: Take the Garden State Parkway North to Exit 38 (Atlantic City Expressway). Take the Atlantic City Expressway straight into Atlantic City. At the end of the Expressway, turn left onto Arctic Avenue and drive to Dr. Martin Luther King Boulevard (Illinois Avenue) where you will turn left again. Follow the signs to Harrah's.